Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

Date: Company:	June 22, 2007 National Bancshares Corporation 112 West Market Street Orrville, Ohio 44667
Contact:	David C. Vernon President and CEO
Phone: Fax:	330.682.1010 330.684.2154
NATIONAL BANCSHARES CORPORATION DECLARES FOURTH QUARTER DIVIDEND
ORRVILLE, Ohio, June 22, 2007 — The Board of Directors of National Bancshares Corporation (OTC: NBOH) declared a quarterly cash dividend of $0.16 per share for the second quarter 2007. This dividend is payable on July 20, 2007 to shareholders of record as of June 29, 2007
National Bancshares Corporation is the holding company for First National Bank a federally chartered national bank formed in Ohio in 1881. First National Bank has fourteen offices in Orrville, Wooster, Dalton, Kidron, Smithville, Apple Creek, Mt. Eaton, Massillon, Lodi and Seville. Additional information is available at www.fnborrville.com.
Forward-looking Statements — This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily subject to many risks and uncertainties. A number of things could cause actual results to differ materially from those indicated by the forward-looking statements. These include factors such as changes in the competitive marketplace, changes in the interest rate environment, economic conditions, changes in the regulatory environment, changes in business conditions and inflation, risks associated with credit quality and other factors discussed in the Company’s filings with the Security and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. The Company disclaims any obligation to publicly update or revise any forward-looking statements on the occurrence of future events, the receipt of new information, or otherwise.